UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

(Address of principal executive office) (Zip Code)

(732) 329-8885

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On February 10, 2012, CytoSorbents Corporation (the "Company"), a critical care focused therapeutic medical device company, entered into a Debenture Purchase Agreement (the “Agreement”) with certain accredited investors (the “Purchasers”) whereby the Company agrees to sell and the Purchasers agree to purchase convertible debentures aggregating $700,000 in principal (the “Notes”). The proceeds of the financing will be used toward research and development and for general and administrative purposes.

The Notes have a one year term, bear interest at an annual rate of 8%, and automatically convert into shares of the Company’s common stock, $0.001 par value, (the “Common Stock”) at a conversion price of $0.15 at maturity or earlier at the option of the Purchaser. Full conversion of the principal value of the Notes would result in the issuance of 4,666,667 shares of Common Stock.

In connection with the issuance of the Notes, the Company issued Warrants providing 25% coverage, exercisable at $0.175 per share.

There are no anti-dilution provisions and no cash payment is required. Additionally there are no registration rights on the common stock underlying the Notes or Warrants.

Item 3.02                      Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.  The Notes and the Warrants were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, each investor was an accredited investor and/or qualified institutional buyer, each investor had access to information about the Company and their investment, each investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 7.01                      Regulation FD Disclosure.

On February 13, 2012, the Company issued a press release entitled “CytoSorbents Strengthens Balance Sheet through Convertible Note”  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibits.

10.1	Form of Convertible Debenture
99.1	Press Release entitled “CytoSorbents Strengthens Balance Sheet through Convertible Note” dated February 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoSorbents Corporation

By:	/s/ David Lamadrid
Name: David Lamadrid
Title: Chief Financial Officer

Dated: February 17, 2012